Exhibit 99.1

Astrotech Corporation
401 Congress, Suite 1650
Austin, Texas
512.485.9530
fax: 512.485.9531
www.astrotechcorp.com

Astrotech Board of Directors Extends Repurchase of Up to $5 Million
of the Company's Outstanding Common Stock

Austin, TX (December 9, 2015) - Astrotech Corporation (NASDAQ: ASTC) announced its Board of Directors extended the share repurchase plan that was originally announced on December 16, 2014, for another 12 months, to December 31, 2016.

“Our strong balance sheet supports our commitment to return capital to shareholders while we simultaneously invest in emerging disruptive technologies,” said Thomas B. Pickens III, Chairman and CEO. “Extending our share repurchase program highlights our confidence in our financial strength and our ability to increase shareholder value, particularly as we extract the unrecognized value of each of our businesses.”

The terms remain in place. Repurchases under the share repurchase program may be made from time to time through open market transactions, privately negotiated transactions or otherwise, as determined by the Company depending on market conditions and business needs. The share repurchase program does not obligate the Company to purchase any particular amount of common shares, and it may be suspended, discontinued, or modified at any time at the Company’s discretion and without prior notice.

To date, Astrotech repurchased 188 thousand shares at a cost of $492 thousand. Astrotech had approximately 20,700,673 shares of common stock outstanding as of December 9, 2015.

About Astrotech Corporation
Astrotech Corporation (NASDAQ: ASTC) identifies and commercializes emerging disruptive technologies through its closely held subsidiaries. Management sources investment opportunities from various government laboratories, agencies, universities, and corporations, as well as through its own internal research. Sourced from Oak Ridge Laboratory’s chemical analyzer research, 1st Detect develops, manufactures, and sells chemical analyzers that streamline processes for industrial use in the airport security, food and beverage, semiconductor, pharmaceutical, research and environmental markets, and the military. Sourced from decades of image research from the laboratories of IBM and Kodak combined with classified satellite technology from government laboratories, Astral Images sells film to digital image enhancement, defect removal and color correction software and post processing services providing economically feasible conversion of television and feature 35mm and 16mm films to the new 4K ultra-high definition (UHD), high-dynamic range (HDR) format necessary for the new generation of digital distribution. Sourced from NASA’s extensive microgravity research, Astrogenetix is applying a fast-track on-orbit discovery platform using the International Space Station to develop vaccines and other therapeutics. Demonstrating its entrepreneurial strategy, Astrotech management sold its state-of-the-art satellite servicing operations to Lockheed Martin in August 2014. Astrotech has operations throughout Texas and is headquartered in Austin. For information please visit www.astrotechcorp.com

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

IR Contact
Cathy Mattison and Kirsten Chapman
LHA
+1 (415) 433-3777ir@astrotechcorp.com
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